ctrl + v 5,24 is an empty box
ctrl + v 5,25 is a marked box.UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               SCHEDULE 14A

                 INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                   1934

Filed by the Registrant  x
Filed by a Party other than the Registrant  o

Check the appropriate box:

o Preliminary Proxy Statement
o  Confidential, for Use of the Commission Only (as permitted by Rule
   14a-6(e)(2))
x Definitive Proxy Statement
o Definitive Additional Materials
o Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                           SUNDANCE HOMES, INC.
             (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
x No fee required.
o Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  1)   Title of each class of securities to which transaction applies:

  2)   Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4)   Proposed maximum aggregate value of transaction:


  5)   Total fee paid:


o     Fee paid previously with preliminary materials.

o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1)   Amount Previously Paid:

  2)   Form, Schedule or Registration Statement No.:

  3)   Filing Party:

  4)   Date Filed:

DOCUMENT #: CHGO02A (72020-00001-3) 286285.1;DATE:01/23/97/TIME:20:56



                        [SUNDANCE LOGO]




                        January 31, 1997



To the Shareholders of
SUNDANCE HOMES, INC.:

      You are cordially invited to attend the Annual Meeting of Shareholders of Sundance Homes, Inc. to be held at the Woodfield Financial Center, 1375 East Woodfield Road, Suite 540, Schaumburg, Illinois 60173, on Tuesday, March 4, 1997 at 9:00 a.m., local time.

      The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Annual
Meeting, which includes the election of two directors as the Class III directors of the Company.

      Directors and officers of the Company will be present to help host the Annual Meeting and to respond to any questions that our shareholders may have. By attending the Annual Meeting, you will have an opportunity to hear the plans for our Company's future, to meet your officers and directors and to participate in the business of the Annual Meeting. If it is not possible for you to attend, please return the enclosed Proxy immediately to ensure that your shares will be voted.

      We  look  forward to seeing you at the Woodfield  Financial
Center, 1375 East Woodfield Road, Suite 540, Schaumburg, Illinois
60173, on Tuesday, March 4, 1997 at 9:00 a.m., local time.

                                   Sincerely,

                                   /s/ MAURICE SANDERMAN
                                   MAURICE SANDERMAN
                                   Chairman and Chief Executive Officer

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD MARCH 4, 1997


To the Shareholders of
SUNDANCE HOMES, INC.:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Sundance Homes, Inc. (the "Company") will be held at the Woodfield Financial Center, 1375 East Woodfield Road, Suite 540, Schaumburg, Illinois 60173 on Tuesday, March 4, 1997, at 9:00 a.m., local time. A Proxy and a Proxy Statement for the Annual Meeting are enclosed.

     The Annual Meeting is for the following purposes:

          (1) To elect two directors as the Class III directors of the Company.

          (2) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

      The close of business on January 24, 1997 has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual
Meeting shall be open to the examination of any shareholder during ordinary business hours at the offices of the Company at 1375 East Woodfield Road, Suite 600, Schaumburg, Illinois 60173.

      Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

                                    By Order of the Board of Directors,


                                   DAVID APTER
                                   Corporate Secretary
Schaumburg, Illinois
January 31, 1997

   SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING
      IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE
      ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES
             NO POSTAGE IF MAILED IN THE UNITED STATES.

                      SUNDANCE HOMES, INC.
                    1375 East Woodfield Road
                            Suite 600
                   Schaumburg, Illinois 60173
                         (847) 255-5555



                         PROXY STATEMENT



                 ANNUAL MEETING OF SHAREHOLDERS
                          March 4, 1997


      The accompanying Proxy is solicited by the Board of Directors of Sundance Homes, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on March 4, 1997, or at any adjournments thereof (the "Annual Meeting"). Giving the Proxy will not in any way affect a shareholder's right to attend the Annual Meeting and to vote in person. The approximate date on which this Proxy Statement and the accompanying Proxy will be mailed to shareholders is January 31, 1997.

      A Proxy in the accompanying form which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein. Unless authority to vote for the election of directors (or for any one or more nominees) is withheld, Proxies will be voted for the slate of two directors proposed by the Board. Discretionary authority is provided in the Proxy as to any matters not specifically referred to therein. Management is not aware of any other matters which are likely to be brought before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, it is understood that the Proxy holder or holders are fully authorized to vote thereon in accordance with his or their judgment and discretion.

      The Proxy may be revoked at any time before it is exercised by providing written notice of such revocation to Sundance Homes, Inc., 1375 East Woodfield Road, Suite 600, Schaumburg, Illinois 60173, Attn: Corporate Secretary. The Proxy also may be revoked by the attendance and voting by a shareholder at the Annual Meeting or by the execution and delivery to the Company of a Proxy dated subsequent to a prior Proxy.


                           RECORD DATE
      The Board of Directors has fixed the close of business on January 24, 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the record date of the Annual Meeting there were outstanding 7,807,000 shares of Common Stock. The outstanding shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Annual Meeting.

                          REQUIRED VOTE
      The vote of a plurality of the shares cast in person or by proxy is required to elect nominees for directors. With respect to the election of directors at the Annual Meeting, each holder of Common Stock is entitled to vote the number of shares owned by such Shareholder for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of candidates. Nominees who receive the greatest number of votes, up to the number of directors to be elected, shall be elected. See "Election of Directors."

     The presence at the Annual Meeting by person or by Proxy, of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

      Maurice Sanderman, Chairman and Chief Executive Officer of the Company, and an irrevocable trust established by Mr. Sanderman for the benefit of members of his family, together have sufficient voting power to elect the nominees proposed by the Board of Directors, and they have advised the Board of Directors that they will vote their shares in favor of the election of such nominees.


                             PROXIES
      Dennis Bookshester and Arthur Titus, the persons named as proxies on the Proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Messrs. Bookshester and Titus are each directors of the Company. Each executed and returned Proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such Proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Unless instructions to the contrary are given, the shares represented by a Proxy at the Annual Meeting will be voted pro rata for the Board of Directors' nominees.


                      ELECTION OF DIRECTORS
                          (Proposal 1)
      The Articles of Incorporation of the Company provide that the members of the Company's Board of Directors shall be divided into three classes, with each class having two members. At the 1994 annual meeting of shareholders, as specified in the Articles of Incorporation of the Company, the directors of the Company were elected into three classes, with the Class I directors being elected for a one-year term, Class II directors being elected for a two-year term and Class III directors being elected for a three-year term. The Articles of Incorporation of the Company provide that, at each annual meeting after such election, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.

      With respect to the election of directors at the Annual Meeting, each holder of Common Stock is entitled to vote the number of shares owned by such Shareholder for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of candidates. Nominees who receive the greatest number of votes, up to the number of directors to be elected, shall be elected.

      The  persons  named in the enclosed form of  Proxy,  unless otherwise directed therein by the shareholder giving the Proxy, intend to vote such Proxy FOR the election of the nominees named below as directors for the terms specified and intend to vote the number of shares owned by such shareholders for each nominee. If any nominee becomes unavailable for election or unable to serve as a director, the persons named in the enclosed form of Proxy intend to cast votes for a person that will be designated by the Board of Directors of the Company. Management has no reason to doubt the availability of any of the nominees to serve and no reason to believe that any of the nominees will be unavailable or unwilling to serve if elected to office. To the knowledge of management, the nominees intend to serve the terms for which election is sought. In the event that a shareholder withholds authority to vote for one or more nominees, the persons named in the enclosed form of Proxy intend to distribute that shareholder's cumulative votes pro rata among the nominees for whom authority is not withheld.

      The Board of Directors has nominated two persons for election as Class III directors at this Annual Meeting to serve a three year term expiring at the Annual Meeting in 2000 or until their successors are elected and qualified. Both nominees are currently serving as directors and have consented to serve for new terms.

Nominees

      The  names  of the nominees for the office of  director  in
Class  III,  together  with certain information  concerning  such nominees, are set forth below:
                                                                                   Director
     Name           Age   Position With the Company and Principal Occupation      Since
                                                                                                    Since

Maurice Sanderman   56   Chairman of the Board and Chief Executive Officer         1975
Charles Engles      49   Director; Chairman and Chief Executive Officer of         1994
                         Stillwater Mining Company

      Maurice Sanderman founded the Company in 1975 and has been the Company's Chairman of the Board and Chief Executive Officer since that time and was President until December 1995. Prior to forming the Company, Mr. Sanderman served as Treasurer of Kaufman and Broad Homes Inc. of Illinois, a homebuilder with developments throughout the United States. Mr. Sanderman has been and continues to be involved with numerous associations operating within the homebuilding industry, including the Home Builders Association of Greater Chicago of which he was a member of the Board of Governors.

      In February 1992, an involuntary bankruptcy proceeding was initiated against Castle Products, Inc., a manufacturer of wood railings of which Maurice Sanderman was the sole shareholder.

      Charles Engles has served as Chairman and Chief Executive Officer of Stillwater Mining Company, a platinum and palladium mining company, since 1994. From 1989 until 1994, he served as Senior Vice President, Corporate Development, for Manville Corporation, Denver, Colorado, a manufacturer of various building products. Previously, from 1984 to 1989, he served as Senior Vice President of The Trump Group in Menlo Park, California, a leveraged buy-out firm. Mr. Engles was a Rhodes Scholar at Oxford University in England.

Other Directors

      The  following  persons will continue as directors  of  the
Company  after  the Annual Meeting until their  terms  of  office expire (as indicated below) or until their successors are elected and qualified.
                                                                                               Class and Year
                                                                                    Director   In Which Term
 Name                   Age   Position With the Company and Principal Occupation      Since     Will Expire

Gerald Ginsburg         55   Director; Partner in the public accounting firm of        1995       Class I
                             Checkers, Simon & Rosner                                              1998

Arthur Titus            52   Director; President and Chief Operating Officer           1995       Class I
                                                                                                   1998
Dennis Bookshester      58   Director; President and Chief Executive Officer of        1993       Class II
                             Hydrotech-H20 Plus                                                    1999

      Gerald Ginsburg is a certified public accountant and has been a partner with the public accounting firm of Checkers, Simon & Rosner since 1985. Mr. Ginsburg previously was the Managing Director of the accounting firm of Berman & Berman, Ltd., which merged with Checkers, Simon & Rosner in 1985. Mr. Ginsburg is a former Chairman of the Business Management Committee of the Home Builders Association of Greater Chicago.

     Arthur Titus joined the Company in April 1995 as Senior Vice President and Chief Operating Officer; in December 1995 he was promoted to President. From 1990 until joining the Company, Mr. Titus served as President of the Mid-Atlantic Region for the Ryland Group. Previously, he was with Ryan Homes, Pittsburgh, for over 19 years in a series of positions from Project Supervisor to Executive Vice President of Operations responsible for homebuilding operations.

       Dennis Bookshester joined Hydrotech-H20 Plus as its President and Chief Executive Officer in January 1997. From 1991 until joining Hydrotech-H20 Plus, Mr. Bookshester was an independent business consultant and during 1990 and 1991 served as Chief Executive Officer of Zale Corp., a Texas-based jewelry store chain. From 1982 to 1989 he served as Chief Executive Officer of the retail division of Carson Pirie Scott & Company, a major Chicago department store. He also is a Director of Evans Inc., Fruit of the Loom, Inc., and Playboy Enterprises, Inc.

      In November 1994, a lawsuit was brought against the Company and certain directors and employees of the Company by the Board of Managers of the Parkside on the Green Condominium Association. The complaint seeks damages against the Company for alleged construction defects in the approximate amount of $1.6 million, together with punitive damages against the named individuals for alleged breach of fiduciary duty. The Company has assumed the defense of this lawsuit on behalf of the individual defendants. The lawsuit is in the discovery process and the Company is defending the lawsuit vigorously.

Meetings and Committees of the Board of Directors
      The Board of Directors has an Audit Committee currently composed of Charles Engles (Chairman), Dennis Bookshester and Gerald Ginsburg. The Audit Committee met on one occasion during fiscal 1996. The Audit Committee generally has responsibility for recommending independent accountants to the Board for selection, reviewing the plan and scope of the accountants' audit, reviewing the Company's audit and control functions and reporting to the full Board of Directors regarding all of the foregoing.

      The Board of Directors also has a Compensation Committee currently composed of Dennis Bookshester (Chairman), Charles Engles and Gerald Ginsburg. The Compensation Committee met on three occasions during fiscal 1996. The Compensation Committee establishes the overall compensation policies to be followed by the Board of Directors, recommends the compensation of the Company's key employees, administers the Stock Incentive Plan and prepares the report of the Compensation Committee.

     The Company does not have a Nominating Committee.

      The Board of Directors regularly meets quarterly, however, during fiscal 1996, the Board of Directors met five times.

Compensation of Directors
      Members of the Board of Directors who are not employees of the Company are paid $15,000 annually for their services as directors. Outside directors are also eligible to receive options under the Directors' Plan. The Directors' Plan provides for the granting of options to purchase an aggregate of 100,000 shares (subject to adjustment in certain circumstances) of Common Stock to members of the Board of Directors who are not also employees of the Company (the "Outside Directors"). The
Directors' Plan is designed to promote the interests of the Company by providing an increased opportunity for existing and potential new directors to acquire an investment in the Company, thereby maintaining and strengthening their desire to remain with or join the Company's Board of Directors and align their interests with those of the shareholders.

      Outside Directors are granted options to acquire 5,000 shares of Common Stock on each of the date on which a person is first elected as a Director, the date of the first annual meeting of shareholders held subsequent to such person's election and, thereafter, on the date of each succeeding annual meeting of shareholders after which such person is still serving as a director (with a limit of options to acquire a total of 25,000 shares to be granted to any Outside Director). All options granted under the Directors' Plan are exercisable at the first anniversary of the date granted and at a price per share equal to the closing price of the Common Stock as reported on the Nasdaq National Market on the date of grant or, if the market is closed on such date, the next business day. Once granted, options may be canceled under certain circumstances including death and termination of directorship.

      If any options under the Directors' Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved for grant will revert to the status of available shares. All options expire on the earlier to occur of
(a) ten years following the Grant Date, (b) two years after the Outside Director's directorship terminates by reason of Disability (as defined in the Directors' Plan), death or failure to be renominated or elected as a director, and (c) six months after the Outside Director's directorship terminates for any reason other than disability, death or failure to be renominated or reelected.

                       EXECUTIVE OFFICERS

      The following persons are executive officers of the Company who are not identified under the caption "Election of Directors."
    Name           Age                     Position
Joseph Atkin       51        Vice President and Chief Financial Officer

Thomas Small       47        Vice President - Land Acquisition and Development

Jon Tilkemeier     35        Vice President - Marketing and Sales

       Joseph Atkin has been the Company's Vice President and Chief Financial Officer since December 1996. From February 1996 to December 1996, Mr. Atkin served as President and Chief Financial Officer of Circle Fine Art Company ("Circle"), a publisher and retailer of fine art, and from 1980 to February 1996, he served as Vice President and Chief Financial Officer of Circle. In February 1996, Circle filed for relief under Chapter 11 of the United States Bankruptcy Code.

      Thomas Small has been the Company's Vice President - Land Acquisition and Development since February 1996 and from June 1994 to February 1996, he was the Company's Vice President - Development. Mr. Small was appointed as an executive officer of the Company in December 1996. From 1989 to May 1994, Mr. Small was the Vice President of Construction/Development of Fogelsen Development Company, a real estate development company.

      Jon Tilkemeier has been the Company's Vice President - Marketing and Sales since September 1996 and was appointed as an executive officer of the Company in December 1996. From 1995 until joining the Company, Mr. Tilkemeier was the Director of Corporate Strategy and Business Development of Ameritech Corporation. From 1994 to 1995, he was the General Manager of Marketing and Sales of New Media Enterprises, a subsidiary of Ameritech Corporation specializing in development of interactive television and cable television services. From 1989 to 1994, Mr. Tilkemeier served in various operations, sales and marketing managerial positions for Columbia TriStar Home Video, a subsidiary of Sony Pictures Entertainment.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes  that  all
Section 16(a) filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were complied with during fiscal 1996.

                     EXECUTIVE COMPENSATION

      The  following  table provides information  concerning  the annual  and long-term compensation for services in all capacities to  the Company for 1993, 1994, the first nine months of 1995 and fiscal  1996  of  those persons who were at  September  30,  1996
(i) the Chief Executive Officer, (ii) an executive officer of the
Company whose salary and bonus exceeded $100,000 for fiscal  1996 and  (iii)  one  executive  officer whose  employment  terminated during fiscal 1996, for whom, but for that fact, disclosure would have been required (collectively, the "Named Officers").
                   Summary Compensation Table

                                                                                    Long Term
                                                                                   Compensation
                                                                    Annual
                                                                Compensation           Awards
                                                                                      Securities
                                                                                      Underlying        All Other
Name and principal position        Period                      Salary ($)  Bonus ($)  Options (#)      Compensaton
Maurice Sanderman,                 Year ended 9/30/96          $300,00       -            -                -
 Chairman and Chief Executive      Nine months ended 9/30/95    298,07       -            -                -
 Officer                           Year ended 12/31/94          500,00     $260,000       -                -
                                   Year ended 12/31/93          500,00      260,000       -                -

Arthur Titus,                      Year ended 9/30/96           210,00       -            -                -
 President and Chief Operating     Nine months ended 9/30/96    100,962(1)   25,231     50,000          22,800(2)
 Officer

Daniel O'Brien,                    Year ended 9/30/96           132,178(3)   -            -             87,500(4)
 Former Senior Vice President,     Nine months ended 9/30/95    137,981      -            -                -
 Chief Financial Officer,          Year ended 12/31/94          175,000      35,000     20,000             -
 Treasurer and Assistant           Year ended 12/31/93          140,00      140,000     10,000             -
 Secretary

______________
(1) Represents salary earned since Mr. Titus joined the Company on April 10, 1995 through September 30, 1995.
(2) This amount was paid to Mr. Titus for reimbursement of nonrecurring expenses associated with his relocation from Maryland to Illinois.
(3) Represents salary earned from October 1, 1995 until Mr. O'Brien's resignation from the Company on May 3, 1996.
(4) Represents severance payments made in May 1996 and August 1996 pursuant to a severance agreement. Pursuant to such agreement, Mr. O'Brien received an additional payment of $43,750 in January 1997 and is entitled to one additional payment of $43,750 in February 1997.

Option Grants in Last Fiscal Year
      No stock options were granted to Named Officers during fiscal 1996. No stock appreciation rights were granted by the Company in fiscal 1996.

Aggregated Option Exercises in Last Fiscal Year and Fiscal  Year-
End Option Values

      The  following  table  provides information  on  the  Named
Officers'  unexercised options at September 30, 1996.   All  such
options  were  granted under the Company's Stock Incentive  Plan.
None  of  the Named Officers exercised any options during  fiscal
1996.
                 Fiscal Year-End Option Values

                       Numbers of Shares
                     Underlying Unexercised      Value of Unexercised In-The-Money Options
                      Options at 9/30/96 (#)      Options at 9/30/96 ($)(1)
    Name            Exercisable/Unexercisable    Exercisable/Unexercisable

Maurice Sanderman                -                           -

Arthur Titus              12,500/37,500                $9,375/$28,125

Daniel O'Brien(2)                -                           -

__________________
(1) The value per option is calculated by subtracting the exercise price from the closing price of the Company's Common Stock of $4.00 as reported on the Nasdaq National Market on September 30, 1996.
(2) All options held by Mr. O'Brien were terminated by August 1996 following his resignation from the Company.

Employment Agreements

      The Company has entered into an agreement with Mr. Titus providing for an annual base salary of $210,000. In the event Mr. Titus's employment with the Company is terminated by the Company without cause, Mr. Titus will be entitled to one year's base salary, based on the most recently completed year.

      Effective December 11, 1996, the Company entered into an agreement with Mr. Atkin providing for an annual base salary of $150,000 for the first year of the agreement and an amount not less than $150,000 to be determined by the Compensation Committee for the second year of the agreement. Mr. Atkin will receive a minimum bonus of $50,000 at the end of his first year of employment. Mr. Atkin was granted options to purchase 40,000 shares of Common Stock on December 12, 1996, the date of commencement of his employment. The exercise price of the options is $2.75, the fair market value on the date of grant, and such options vest in four equal annual increments beginning on December 13, 1997. In the event Mr. Atkin's employment with the Company is terminated by the Company without "cause" (as defined in the agreement) prior to December 31, 1997, Mr. Atkin is entitled to receive a lump sum severance payment equal to one-half of his base salary.

      Effective September 26, 1996, the Company entered into an agreement with Mr. Tilkemeier providing for an annual base salary of $150,000 for the first year of the agreement and an amount not less than $150,000 to be determined by the Compensation Committee for the second year of the agreement. Mr. Tilkemeier will receive a minimum bonus of $75,000 at the end of his first year of employment subject to his and the Company meeting certain performance criteria. Pursuant to the agreement, Mr. Tilkemeier was granted options to purchase 40,000 shares of Common Stock on September 26, 1996, the date of commencement of Mr. Tilkemeier's employment. The exercise price of the options is $3.625, the fair market value on the date of grant, and such options vest in four equal annual increments beginning on September 27, 1997. The agreement also provides that Mr. Tilkemeier will be entitled to options to purchase at least 20,000 shares of Common Stock at the end of each of his first two years of employment provided he and the Company meet certain performance criteria. In the event Mr. Tilkemeier's employment with the Company is terminated by the Company without "cause" (as defined in the agreement) prior to September 30, 1997, Mr. Tilkemeier is entitled to receive a lump sum severance payment equal to one-half of his base salary. In the event Mr. Tilkemeier's employment with the Company is terminated by the Company without cause prior during the year ending September 30, 1998, Mr. Tilkemeier is entitled to receive a lump sum severance payment equal to one year's base salary.

Stock Incentive Plan
      The Stock Incentive Plan was effective as of April 7, 1993 and was amended effective as of February 16, 1996 to increase the number of shares of Common Stock under the Stock Incentive Plan. The purpose of the Stock Incentive Plan is to enable officers and key employees of the Company to participate in the Company's future and to enable the Company to attract and retain these persons by offering them proprietary interests in the Company. The Stock Incentive Plan is administered by the Company's Compensation Committee and authorizes the issuance of up to 625,000 shares of Common Stock pursuant to the grant or exercise of stock options, stock appreciation rights, restricted stock or deferred stock (generally, "Awards").

     On September 27, 1996, the Company granted to Mr. Tilkemeier options to purchase a total of 40,000 shares of stock at an exercise price of $3.625 per share and on February 16, 1996 the Company granted to Mr. Small options to purchase a total of 10,000 shares of stock at an exercise price of $2.00 per share. In addition, on May 23, 1996, the Company granted to 23 of its employees options to purchase a total of 59,500 shares of Common Stock at an exercise price of $1.625 per share and on August 26, 1996, the Company granted to one employee options to purchase 2,000 shares at an exercise price of $2.00 per share. As of January 1, 1997, options to purchase a total of 676,500 shares had been granted since April 7, 1993 at exercise prices ranging from $1.625 to $11.25 per share. As of January 1, 1997, 2,000 of these options had been exercised and options to purchase 101,625 shares were exercisable. As of January 1, 1997, options to purchase 307,000 shares had been forfeited upon termination of employment leaving 255,500 shares available for future awards.

      In the event of a Change in Control of the Company (as defined in the Stock Incentive Plan): (1) any Stock Appreciation Rights and Stock Options outstanding as of the date of such Change in Control which are not then exercisable and vested will become fully exercisable and vested to the full extent of the original grant; and (2) the restrictions and deferral limitations applicable to any shares of Restricted Stock and Deferred Stock will lapse, and such shares of Restricted Stock and Deferred Stock will become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

      A Change in Control includes any transaction which would result in Maurice Sanderman and an irrevocable trust established by Mr. Sanderman for the benefit of members of his family owning, directly or indirectly, less than 50.1%, or any other person owning, directly or indirectly, 20% or more of the outstanding Common Stock of the Company or the voting power of the Company; certain changes in the members of the Board of Directors; certain corporate transactions (such as a merger); and the sale of substantially all of the Company's assets.

Report of the Compensation Committee on Executive Compensation
      The Board of Directors approved a written charter regarding the mission and functions of the Compensation Committee (the "Compensation Committee") on August 2, 1995. The Compensation Committee, currently composed of Dennis Bookshester, Charles Engles and Gerald Ginsburg, met on three occasions during fiscal 1996. During that time, the Compensation Committee reviewed and approved the Company's executive compensation program and policies for executive personnel.

       The overall objective of the Company's executive compensation program is to provide base compensation levels and compensation incentives (in the form of bonus and stock options) that attract and retain the highest quality individuals for key executive positions with the company. The executive compensation program is intended to recognize individual contributions to corporate performance and to recognize the overall performance of the Company relative to the performance of other corporations in the homebuilding industry.

     Base Compensation
       The Compensation Committee annually reviews base compensation levels for its executive personnel to determine that such compensation is competitive with other homebuilders of similar size, based upon the results of a nation-wide survey conducted by an independent third party. While there are 36 homebuilders participating in the survey, only one of the participants is included in the Company's Peer Group Index described below under the caption "Performance Graph." Base pay ranges are evaluated against the results of the survey. Individual base compensation levels within pay ranges vary depending upon performance, experience and the scope of each particular position.

     Bonuses
      In  1995,  the  Company hired a compensation consultant  to evaluate  its  bonus  plan  and to make recommendations  for  its improvement. As a result of this study a new plan was proposed which established a bonus pool for all executive officers based upon pre-tax and pre-bonus income, return on capital, and growth measurements. The new plan was approved by the Compensation Committee on June 19, 1995. Individual amounts are determined by an evaluation of individual performance as compared to performance goals, then adjusted to conform to the bonus pool. The performance goals address a wide range of objectives that are designed to reflect the ways in which each person is expected to contribute to the Company's performance. Examples of these criteria include: achieving orders and delivery quotas, gaining final subdivision approvals, and reducing operating costs.

      The Company did not award any cash bonuses to its executive personnel for fiscal 1996 in light of the financial results of the Company over this time period.

     Stock Options
      Stock options are granted as a means of aligning the economic interests of executive personnel with those of the shareholders of the Company. During fiscal 1996, the Company did not grant stock options to any executive officers.

     Compensation of the Chief Executive Officer
      Mr. Sanderman voluntarily took a $200,000 reduction in salary at the time Arthur Titus (the Company's President and
Chief Operating Officer) was hired. The bonus plan for Mr. Sanderman was determined by the Compensation Committee as follows: up to 75% of the maximum bonus is based upon the Company's attainment of certain financial objectives and up to 25% of the maximum bonus is based upon other discretionary criteria such as growth and organization matters. This arrangement was designed by the Compensation Committee to compensate Mr. Sanderman on terms comparable to the terms of employment of chief executive officers of other comparably sized, publicly-owned homebuilders. No cash bonuses were awarded to Mr. Sanderman for fiscal 1996. Effective October 1, 1996, the Compensation Committee approved a $50,000 increase in Mr. Sanderman's annual base salary from $300,000 to $350,000.

     Section 162(m)
       The Board of Directors currently intends for all compensation paid to the Named Officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) of the Code provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by shareholders. The requirements of Section 162(m) of the Code, however, are uncertain at this time and, the Company believes, arbitrary and inflexible. In the future, the Board of Directors may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) of the Code if, in the Board of Directors' judgment, after considering the additional costs of not satisfying Section 162(m) of the Code, such program is appropriate.

     Compensation Committee
     Dennis Bookshester (Chairman)
     Charles Engles
     Gerald Ginsburg

                        PERFORMANCE GRAPH

      The graph set forth below compares the cumulative total shareholder return on the Common Stock of the Company since its initial public offering on July 9, 1993 through September 30, 1996 with the cumulative total return on the Nasdaq Market Index and a Peer Group Index described below over the same period
(assuming the investment of $100 in the Common Stock at its closing price of $8_ per share on July 9, 1993 and in each index on such date, and the reinvestment of all dividends, if any).

   (Performance graph plotted according to the following table)

                            7/9/93  12/31/93  12/31/94  9/30/95  9/30/96
 Sundance Homes             100.00   134.33    31.72     29.85    47.76
 Peer Group                 100.00   120.16    51.14     77.73    76.17
 NASDAQ Composite (U.S.)    100.00   110.57   108.11    150.55   178.60

 Sources:  Media General Financial Services, Richmond, Virginia.

      The Peer Group Index includes the stock performance of the following homebuilders: Inco Homes Corp., Continental Homes Holding Corp., Engle Homes, Inc., Borror Corp., Washington Homes, Inc., Crossman Communities, Inc., and Zaring Homes, Inc. The group of companies included in the Peer Group Index is broader than the Standard & Poors Index of Homebuilders, which consists of only three companies, and the Company believes its Peer Group Index is comprised of companies with similar operations and is more indicative of the overall performance of the industry as a whole. Borror Corp. completed its initial public offering in March 1994 and its performance is not reflected in the Peer Group data prior to the period ended December 31, 1994.

   SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following table sets forth, as of January 1, 1997, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company,
(iii) the Named Officers, and (iv) all executive officers and directors as a group.


                                                                           Number of Shares             Percent of
            Name and Address                                              Beneficially Owned (1)       Ownership
 Maurice Sanderman (2)(3)                                                       3,537,500                  45.3%

 Myra Sanderman, as Investment Adviser of the
   Sanderman Descendants Trust U/A/D 12/29/92 (2)                               1,175,000                 15.1

 Wellington Management Company (4)                                                693,000                  8.9
   75 State Street
   Boston, Massachusetts  02109

 Franklin Resources, Inc. (5)                                                     690,000                  8.8
   777 Mariners Island Boulevard
   San Mateo, California  94404

 First Financial Fund, Inc. (4)(6)                                                539,500                  6.9
   One Seaport Plaza - 25th Floor
   New York, New York  10292

 Dennis Bookshester (7)                                                            27,000                  *

 Charles Engles (7)                                                                26,000                  *

 Gerald Ginsburg (7)                                                               19,000                  *

 Arthur Titus (7)                                                                  12,500                  *

 Daniel O'Brien (8)                                                                 4,000                  *

All executive officers and directors as a group (8 persons) (7)                 3,626,000                 46.1%

__________________
* Less than 1%.
(1) Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.
(2) The address of the shareholder listed is c/o Sundance Homes, Inc., 1375 East Woodfield Road, Suite 600, Schaumburg, Illinois 60173.
(3) Excludes 1,175,000 shares beneficially owned by Maurice Sanderman's wife, Myra Sanderman, as investment adviser of the Sanderman Descendants Trust U/A/D 12/29/92, of which shares Maurice Sanderman disclaims beneficial ownership.
(4) Based on a Schedule 13G filed with the SEC dated February 14, 1996. According to the Schedule 13G, Wellington Management Company has shared voting power with respect to
  153,500 shares and shared dispositive power with respect to all 693,000 shares, including 539,500 shares beneficially owned by First Financial Fund, Inc. as described in Note 6 below.
(5) Based on a Schedule 13G filed with the SEC dated February 9, 1996. According to the Schedule 13G, Franklin Resources, Inc. has shared dispositive power with respect to all 690,000 shares.
(6) Based on a Schedule 13G filed with the SEC dated February 15, 1996. According to the Schedule 13G, First Financial Fund, Inc. has shared dispositive power with respect to all 539,500 shares.
(7) Includes the following number of shares issuable on or before March 2, 1997 pursuant to the exercise of stock options: Dennis Bookshester and Charles Engles, 20,000 each; Gerald Ginsburg, 15,000; and Arthur Titus, 12,500.
(8)   Includes  1,000 shares owned by Mr. O'Brien's  wife,  Kathy
  O'Brien.

                           CERTAIN TRANSACTIONS
     Due to the closely held nature of the Company prior to its initial public offering in July 1993, the Company engaged in a number of transactions with Maurice Sanderman, the President of the Company, and affiliates.

     In 1993, the Company issued promissory notes (collectively, the "Dividend Notes") to Mr. Sanderman as distributions for periods prior to 1993 when the Company elected under Subchapter S of the Internal Revenue Code of 1986, as amended, to have its net taxable income taxed directly to Mr. Sanderman. These distributions were made to Mr. Sanderman to pay income taxes on the Company's earnings and as a return of Mr. Sanderman's investment. As of January 1, 1997, the principal balance outstanding on the Dividend Notes was $4,193,000 plus accrued and unpaid interest of approximately $1,300,000. The Dividend Notes are subordinated to all of the Company's bank indebtedness and bear interest at a rate of 7.5% per year, compounded daily. Mr. Sanderman is obligated to pledge the proceeds of the Dividend Note to secure the Company's debt to its principal lenders, LaSalle National Bank and Bank One, Milwaukee, N.A. On September 30, 1996, the maturity date of the Dividend Notes was extended to September 30, 1997.

     The Company has entered into a tax indemnification agreement with Mr. Sanderman which provides for, among other things, the indemnification of Mr. Sanderman for any losses or liabilities with respect to any additional taxes (including interest, penalties and legal fees) resulting from the Company's operations during the period in which it was an S Corporation.

     The Company has entered into an indemnity agreement with each of its directors and certain of its officers providing for indemnification of such director or officer by the Company to the maximum extent permitted under Illinois law. Such indemnity agreements provide, among other things, indemnity for judgments and settlements in derivative actions, prompt payment of legal expenses in advance of indemnification and equitable contribution by the Company in certain instances in the event such director or officer is not entitled to full indemnification.

                           INDEPENDENT AUDITORS
     The Company's Board of Directors, upon recommendation of the Audit Committee, has selected Price Waterhouse to audit the financial statements of the Company for the fiscal year ended September 30, 1997. It is expected that representatives of Price Waterhouse will be present at the Annual Meeting and available to respond to questions. Such representatives will be given an opportunity to make a statement if they desire to do so.

                               OTHER MATTERS
Solicitation
     The cost, if any, of soliciting Proxies in the accompanying form has been, or will be, paid by the Company. In addition to the solicitation of Proxies by the use of the mails, certain officers and associates (who will receive no compensation therefor in addition to their regular salaries) may be used to solicit Proxies personally and by telephone and telegraph. In addition, banks, brokers and other custodians, nominees and fiduciaries will be requested to forward copies of the Proxy material to their principals and to request authority for the execution of Proxies. The Company will reimburse such persons for their expenses in so doing.

Proposals of Shareholders
     Proposals of shareholders intended to be considered at the 1998 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company not less than 120 days nor more than 150 days prior to January 31, 1998.

Shareholder List
     A list of shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each shareholder, will be open to the examination of any shareholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting and continuing through the date of the Annual Meeting, at the principal offices of the Company, 1375 East Woodfield Road, Suite 600, Schaumburg, Illinois 60173.

Annual Report to Shareholders
     The Company's Annual Report to Shareholders for the year ended September 30, 1996, containing financial and other information pertaining to the Company is enclosed with this Proxy Statement which is being mailed to Shareholders on or about January 31, 1997. The Annual Report to Shareholders does not constitute a part of this Proxy Statement. The Financial Statements of the Company contained in the Annual Report are incorporated herein by reference. (The remainder of the Annual Report is not deemed to have been filed with the Securities and Exchange Commission.)

Annual Report on Form 10-K
     The Company will furnish, without charge, to each person whose Proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended September 30, 1996 as filed with the Securities and Exchange Commission, including the financial statements and schedules. Such report was filed with the Securities and Exchange Commission on December 24, 1996. Requests for copies of such reports should be directed to Sundance Homes, Inc., Attention: Investor Relations, 1375 East Woodfield Road, Suite 600, Schaumburg, Illinois 60173.

     Please date, sign and return the enclosed Proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your Proxy will be appreciated.

                              By Order of the Board of Directors,

                              DAVID APTER
                              Corporate Secretary

PROXY                SUNDANCE HOMES, INC.             This proxy is solicited
              1375 East Woodfield Road, Suite 600,          on behalf of
                  Schaumburg, Illinois  60173           Board of Directors

        PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                  To Be Held On March 4, 1997

  TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF SUNDANCE HOMES, INC., SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

  The undersigned holder of Common Stock, par value $.01 per share, of Sundance Homes, Inc. (the "Company") hereby appoints Dennis Bookshester and Arthur Titus, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, March 4, 1997, at 9:00 a.m. local time, at the Company's offices 1375 East Woodfield Road, Suite 600, Schaumburg, Illinois 60173, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

  1. ELECTION OF DIRECTORS TO CLASS III

   " One vote for each share owned FOR       " WITHHOLD AUTHORITY to vote for
     each nominee listed below (except         all nominees listed below
     as marked to the contrary below)

    (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below. Shareholders have cumulative voting rights in the election of directors. Unless authority is withheld in accordance with these instructions, the proxies will vote the shares covered by this proxy equally to elect the two nominees hereinafter named. In the event that a shareholder withholds authority to vote for one or more nominees, that shareholder's cumulative votes will be distributed equally among the nominees for whom authority is not withheld.)

                                  Maurice Sanderman
                                  Charles Engles


    If a nominee becomes unavailable for election or unable to serve as a director, the votes will be cast for a person that will be designated by the Board of Directors of the Company.



   2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, or any adjournments thereof.
                (continued, and to be signed, on reverse side)

                         (continued from other side)
  This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE UNANIMOUS DETERMINATION OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                                         DATED:


                                         Signature


                                         Signature (if held jointly)


                                         Please date and sign exactly as
                                         the name appears hereon.  When
                                         signing   as   executor,
                                         administrator, trustee, guardian,
                                         attorney-in-fact or other
                                         fiduciary, please give title as
                                         such.   When signing  as
                                         corporation, please sign in full
                                         corporate name by President or
                                         other authorized officer.  If you
                                         sign for a partnership, please
                                         sign in partnership name by an
                                         authorized person.